UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 11, 2008

                                 ASIA CORK INC.
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                 (Exact name of registrant specified in charter)


         Delaware                     000-30115                 13-3912047
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(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)

                        3rd Floor, A Tower of Chuang Xin
                              Information Building
              No. 72 Second Keji Road, Hi Tech Zone, Xi'An, Shaanxi
                               710075 P.R. CHINA
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               (Address of principal executive offices) (Zip Code)

                              (011) 86-13301996766
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              (Registrant's telephone number, including area code)


                          HANKERSEN INTERNATIONAL CORP.
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          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

MERGER OF ASIA CORK INC. INTO HANKERSEN INTERNATIONAL CORP.

         On July 11, 2008, the Company's wholly owned subsidiary, Asia Cork Inc. was merged into its parent, the Company as approved by the Board of Directors of the Company pursuant to the Delaware General Corporation Law. The Company is the surviving company of the merger and Certificate of Incorporation is otherwise unchanged. The wholly-owned subsidiary was formed in July 2008 and had no material assets. The Certificate of Merger was filed with the Secretary of State of Delaware on July 11, 2008.

         As permitted by Delaware General Corporation Law, the Company assumed the name of their wholly owned subsidiary following the merger and will now operate under the name Asia Cork Inc. The Company has applied for a new symbol for the common stock quoted on the Over The Counter Bulletin Board.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (4) Exhibits:

                  1.1 Agreement of Merger between Hankersen International Corp. and Asia Cork Inc. dated as of July 10, 2008.

                  1.2 Certificate of Merger filed with the Secretary of State of Delaware effective July 10, 2008.
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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant has caused his report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ASIA CORK INC.


Dated:   July 18, 2008              By:  /s/ Pengcheng Chen
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                                         Pengcheng Chen, Chief Executive Officer